Exhibit 5.1

1301 Second Avenue, Suite 2800
Seattle, Washington 98101-3808
Tel: 206.223.7000
Fax: 206.223.7107
www.ballardspahr.com

Armata Pharmaceuticals, Inc.

5005 McConnell Avenue

Los Angeles, California 90066

RE: Armata Pharmaceuticals, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Armata Pharmaceuticals, Inc., a Washington corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offering of up to 1,811,295 shares (“Shares”) of common stock, par value $0.01 per share (“Common Stock”) of the Company, 1,809,153 of which are issuable pursuant to the Company’s 2016 Equity Incentive Plan, as amended (the “Equity Plan”), and 2,142 of which are issuable pursuant to the Company’s 2016 Employee Stock Purchase Plan, as amended (the “ESPP”, and together with the Equity Plan, the “Plans” and each a “Plan”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Amended and Restated Articles of Incorporation, as amended, of the Company as currently in effect, (iii) the Amended and Restated Bylaws, as amended, of the Company as currently in effect, (iv) the Equity Plan, (v) the ESPP, (vi) resolutions adopted by the Board of Directors of the Company and such other corporate records, agreements, documents and other instruments, and (vii) such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.

The opinion expressed below is based on the assumption that the Registration Statement has been filed by the Company with the Commission and will have become effective before any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance with the terms of the applicable Plan and will receive a prospectus containing all the information required by Part I of the Registration Statement before acquiring such Shares. The opinion is also based on the assumption that the Shares will continue to be duly and validly authorized on the dates that the Shares are issued to participants pursuant to the terms of the applicable Plan and, upon the issuance of any of the Shares, the total number of shares of common stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of Incorporation. We have also assumed that the Company’s board of directors, or a duly authorized committee thereof, will have approved the issuance of each award under the applicable Plan prior to the issuance thereof and have assumed the receipt by the Company of the consideration for the Shares specified in the applicable Plan.

Armata Pharmaceuticals, Inc.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (a) the Shares to be issued under the Plans are duly authorized and (b) the Shares, when issued pursuant to the Plans and any applicable award agreement in accordance with the terms and conditions thereof (including, where applicable, the payment of any exercise price, the satisfaction of any vesting or forfeiture restrictions, and the achievement of applicable performance goals), will be validly issued, fully paid and non-assessable.

Our opinion is limited to the laws of the Washington Business Corporation Act and the federal laws of the United States of America, each as in effect on the date hereof, and we express no opinion with respect to the laws of any other jurisdiction.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Ballard Spahr LLP